September 6, 2006

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549 USA

Dear Sirs:

RE: New World Entertainment Corp. Formerly Known as Morningstar Industrial Holdings Corp. and Katie Gold Corp.

We were previously the principal accountants for Katie Gold Corp. and had issued a Report of Independent Public Accounting Firm on the financial statements for Katie Gold Corp. for the period from January 26, 2005 (inception) to December 31, 2005. Subsequently on March 21, 2006 the Company changed its name to Morningstar Industrial Holdings Corp. by certificate of Amendment. On April 26, 2006 by Articles of Merger, the Company merged with a private Nevada company named New World Entertainment Corp. and assumed that name. We have not been engaged to act as the principal accountant for any other periods then mentioned above. We have read New World Entertainment Corp’s statements under Item 4 of its Form 8-K, dated September 7, 2006, and we agree with such statements.

For the fiscal period that we were engaged as the principal accountant, there has been no disagreement between Katie Gold Corp. and Morningstar Industrial Holdings Corp. with Telford Sadovnick P.L.L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Telford Sadovnick P.L.L.C. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

______________________________
Telford Sadovnick P.L.L.C.